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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                                             New York, New York
                                                             August 7, 1998

    We consent to the inclusion in this registration statement on Form S-1 of our reports dated July 9, 1998, except for the last paragraph of Note 6 and Note 17, as to which the date is August 6, 1998, on our audits of the financial statements and financial statement schedule of Town Sports International, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          PRICEWATERHOUSECOOPERS LLP